Exhibit 1.2

BERMUDA
THE COMPANIES ACT 1981
MEMORANDUM OF ASSOCIATION OF
COMPANY LIMITED BY SHARES
(Section 7(1) and (2))

MEMORANDUM OF ASSOCIATION
OF

Credicorp Ltd.
(hereinafter referred to as “the Company”)

1.	The liability of the members of the Company is limited to the amount (if any) for the time being unpaid on the shares respectively held by them.

2.	We, the undersigned, namely,
		BERMUDIAN STATUS		NUMBER OF SHARES
NAME	ADDRESS	(Yes/No)	NATIONALITY	SUBSCRIBED
Anthony D. Whaley	Clarendon House 2 Church Street Hamilton, Bermuda	Yes	British	One
Donald H. Malcolm	“	No	British	One
John C.R. Collis	“	Yes	British	One

do hereby respectively agree to take such number of shares of the Company as may be allotted to us respectively by the provisional directors of the Company, not exceeding the number of shares for which we have respectively subscribed, and to satisfy such calls as may be made by the directors, provisional directors or promoters of the Company in respect of the shares allotted to us respectively.

3.	The Company is to be an exempted Company as defined by the Companies Act 1981.

4.	The Company has power to hold land situated in Bermuda not exceeding in all, including the following parcels-

N/A

5.	The authorised share capital of the Company is US$500,000,000.00 divided into shares of US$5.00 each. The minimum subscribed share capital of the Company is US$12,000.00.

6.	The objects for which the Company is formed and incorporated are –

(i)	to act and to perform all the functions of holding company in all its branches and to co-ordinate the policy and administration of any subsidiary company or companies wherever incorporated or carrying on business or of any group of companies of which the Company or any subsidiary company is a member or which are in any manner: controlled directly or indirectly by the Company;
(ii)	to carry on the business of an investment company and for that purpose to acquire and hold whether in the name of the Company or in that of any nominee, shares, stocks, debentures, debenture stock, bonds, notes, obligations and securities issued or guaranteed by any company however incorporated or carrying on business; and
(iii)	as set out in paragraphs (b) to (n) and (p) to (u) inclusive of the Second Schedule to the Companies Act 1981.

7.	The powers of the Company include: -

(i)	Pursuant to Section 42 of the Companies Act 1981, the power to issue preference shares which are, at the option of the holder, liable to be redeemed.

Signed by each subscriber in the presence of at least one witness attesting the signature thereof -

/s/ ANTHONY D. WALEY	/s/ LUANNE JOELL
/s/ DONALD H. MALCOLM	/s/ LUANNE JOELL
/s/ JOHN C.R. COLLINS	/s/ LUANNE JOELL
(Subscribers)	(Witnesses)

SUBSCRIBED this 14th day of July, 1995.